EXHIBIT 5.1

February 19, 2016

The Board of Directors

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

Ladies and Gentlemen:

You have requested me, as Executive Vice President and General Counsel of Legg Mason, Inc. (the “Company”), to render my opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Commission relating to the offering from time to time pursuant to Rule 415 under the Securities Act of:

(i)    an indeterminate amount of the Company’s debt securities in one or more;

(ii)    warrants to purchase the Company’s debt securities (the “Debt Warrants”);

(iii)    warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and sell either foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering (the “Currency Warrants”);

(iv)    warrants to purchase common stock or preferred stock of the Company (the “Stock Warrants” and together with the Debt Warrants and the Currency Warrants, the “Warrants” and the shares underlying the Stock Warrants, the “Warrant Shares”);

(v)    shares of the common stock of the Company, par value $0.10 per share (the “Common Stock”);

(vi)    shares of the preferred stock of the Company, par value $10.00 per share (the “Preferred Stock”);

(vii)    depositary shares representing fractional shares of Preferred Stock of one or more series (the “Depositary Shares”);

(viii)    rights to purchase Common Stock or Preferred Stock (the “Rights”);

(ix)    purchase contracts representing the Company’s obligation to sell Debt Securities (as defined below), Warrants, Common Stock, Preferred Stock, Depositary Shares or other securities that the Company may sell under the Prospectus (as defined below) at a future date or dates (the “Purchase Contracts”); and

(x)    units consisting of any combination of two or more of Debt Securities, Warrants, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts or debt obligations of third parties, including government securities (the “Units” and together with the Debt Securities, the Warrants, the Common Stock, the Preferred Stock, the Depositary Shares, the Rights and the Purchase Contracts, the “Securities”)

as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus and as shall be designated by the Company at the time of the applicable offering.

The Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Debt Securities”) issued pursuant to an indenture (as supplemented from time to time, the “Senior Indenture”) between the Company and The Bank of New York Mellon, as trustee, dated as of January 22, 2014, a copy of which is filed as an exhibit to the Registration Statement, or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to an indenture (as supplemented from time to time, the “Junior Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon, as trustee, a form of which is filed as an exhibit to the Registration Statement. The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”) each to be entered between the Company and a financial institution identified therein as a warrant agent. The Currency Warrants will be issued under one or more currency warrant agreements (each, a “Currency Warrant Agreement”), each to be entered into between the Company and a financial institution identified therein as a warrant agent. The Stock Warrants will be issued pursuant to one or more warrant agreements (each, a “Stock Warrant Agreement” and, together with the Debt Warrant Agreements and the Currency Warrant Agreements, the “Warrant Agreements”) each to be entered into between the Company and a bank or trust company, as warrant agent. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Depositary Shares will be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable deposit agreement (each, a “Deposit Agreement”). The Rights will be issued under one or more rights agent agreements (each, a “Rights Agent Agreement”), each to be entered into between the Company and a rights agent identified therein as a rights agent. The Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Units will be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

Each Debt Warrant Agreement, Currency Warrant Agreement, Stock Warrant Agreement, Certificate of Designation, Deposit Agreement, Rights Agent Agreement, Purchase Contract Agreement and Unit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

In my capacity as Executive Vice President and General Counsel of the Company, I am familiar with the Company’s Articles of Incorporation and Bylaws, as amended to date, and I or attorneys working under my supervision have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinions expressed herein. In my examinations, I have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to me and the conformity of authentic originals of all documents submitted to me as copies. As to factual matters, I have relied upon the truthfulness of the representations made in certificates of public officials and officers of the Company.

Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

2.	The Senior Indenture has been duly authorized by the Company.

3.	The Junior Subordinated Indenture, the Debt Securities, the Warrant Agreements, the Debt Warrants, the Currency Warrants, the Stock Warrants, the Deposit Agreements, the Depositary Shares, the Rights Agent Agreements, the Rights, the Purchase Contract Agreements, the Purchase Contracts, the Unit Agreements and the Units in each case, when authorized by the Board of Directors of the Company and executed by a duly authorized officer of the Company, will have been duly authorized by the Company.

4.	When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by the Company in conformity with the Company’s Articles of Incorporation, and (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

5.	When (i) the terms of the Preferred Stock have been established and approved by the Company in conformity with the Maryland General Corporation Law and the Company’s Articles of Incorporation, (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto, and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

6.	The Warrant Shares to be offered and issued by the Company upon exercise of the Stock Warrants, when duly approved by the Company in conformity with the Company’s Articles of Incorporation and, when issued by the Company against payment in full of the consideration (which shall not be less than the par value of the Common Stock or Preferred Stock, as applicable) and in accordance with the applicable Stock Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

I am admitted to practice law in the State of Maryland. The opinions set forth herein are limited to matters of the General Corporation Law of the State of Maryland. I am furnishing this opinion solely for your benefit and, as to certain matters of Maryland law, for the benefit of your counsel, Shearman & Sterling LLP. It may not be relied upon by any other person without my express written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ THOMAS C. MERCHANT
Thomas C. Merchant, Esq. Executive Vice President and General Counsel

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